UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2013, Spectrum Pharmaceuticals, Inc. (the “Company”), entered into a Second Amendment (the “Amendment”) to the License, Development, Supply and Distribution Agreement, dated October 28, 2008, as amended June 13, 2011, by and among the Company, Allergan Sales, LLC, Allergan USA, Inc. and Allergan, Inc. (the Allergan entities collectively referred to as “Allergan”) Under the Amendment, among other things, the parties agreed to restructure their collaboration with respect to Apaziquone, with Spectrum buying back the rights it originally licensed to Allergan in the U.S., Europe and other territories in exchange for a tiered single digit royalty not to exceed mid single digits on certain products containing Apaziquone, and Allergan being relieved of its obligations for development, commercialization and other activities.

The foregoing description of Amendment does not purport to be complete and is qualified in its entirety by Amendment, which will be filed as an Exhibit to the Company’s Form 10-K for the annual period ended December 31, 2012. The Company intends to submit a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment. The omitted material will be included in the request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: January 31, 2013	By:	/s/ BRETT L. SCOTT
	Name:	Brett L. Scott
	Title:	Senior Vice President and Acting Chief Financial Officer